Exhibit 10.29

PHC, INC.

2003 STOCK PURCHASE AND OPTION PLAN
(Amended December 16, 2010)

1.           Purpose
The purpose of this PHC, Inc. 2003 Stock Purchase and Option Plan (the “Plan”) is to provide for (i) the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to certain key employees of PHC, Inc. (the “Company”) and its subsidiaries, (ii) the grant of non-qualified stock options to certain employees (including leased employees), directors, consultants and others whose efforts are important to the success of the Company and its subsidiaries, and (iii) direct purchases of restricted stock in the Company (“Restricted Stock”) by certain employees (including leased employees), directors, and consultants of the Company and its subsidiaries.  As used in this Plan, the term “subsidiary” shall mean a subsidiary corporation as defined in Section 424(F) of the code.  All incentive stock options and non-qualified stock options which may be granted under this Plan are hereinafter referred to as “Options”.

2.           Administration of Plan
This Plan shall be administered by the Board of Directors of the Company (the “Board”).  The Board shall have the right, in its discretion, to delegate any and all of its powers hereunder to a Compensation Committee (the “Committee”) of two or more of its members.  In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Committee shall be a “disinterested person” as defined in Rule 16b-3 under the Exchange Act.  Subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to interpret the Plan, to prescribe and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration.  In the event that the Board delegates its powers to a Committee to administer the Plan in whole or in part, the Committee’s determination with respect thereto shall not be subject to approval by the Board, and to the extent of such delegation, reference in this Plan to the Board shall be deemed to refer to the Committee.

3.           Shares Covered by Plan
The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Class A Common Stock, $.01 par value per share (“Common Stock”), of the Company, or shares of Common Stock re-acquired by the Company in any manner.  The aggregate number of shares which may be issued pursuant to the Plan is 2,400,000, as amended December 16, 2010, subject to adjustment as provided in Section 11.  Any such shares may be issued as incentive stock options, non-qualified stock options or Restricted Stock as long as the aggregate number of shares so issued does not exceed such number, as adjusted.  If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such expired or terminated Option shall again be available for grants of Options or Restricted Stock under the Plan.

4.           Eligibility
All employees, directors, consultants and others whose efforts are important to the success of the Company shall be eligible to receive Options and Restricted Stock under this Plan; provided, that incentive stock options may be granted only to employees of the Company or its subsidiaries.

5.           Allotment of Options and Number of Shares
The allotment of Options among the eligible grantees, the number of shares to be covered by each Option to be granted, and the designation of Options as either incentive stock options or non-qualified stock options shall be determined by the Board.

6.           Option Agreements; Terms of Options
Each grantee to who an Option is granted (an “Optionee”) shall enter into a written agreement with the Company setting forth the terms and conditions of the Option granted to him, which agreement may contain such terms, conditions and restrictions not inconsistent with the terms of the Plan as the Board shall approve in each case.

7.           Option Price
The price to be paid by an Optionee who exercises an Option shall be determined by the Board but in the case of incentive stock options, except in the case of substituted options granted pursuant to Section 12, shall in no event be less than fair market value of the Common Stock on the date such Option is granted.

8.           Duration and Rate of Exercise of Options
The option period shall be fixed by the Board but in any event each Option shall by its terms be exercisable no later than the expiration of ten years from the date such Option is granted.

The Board shall determine the rate at which each Option shall be exercisable.

The Board shall determine the manner in which each Option shall be exercisable and the timing and form of the purchase price to be paid by an Optionee upon exercise of an Option under the Plan.  To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash and part by personal promissory note or in whole or in part by the surrender of a whole number of shares of previously issued Common Stock of the company.  Previously issued shares of Common Stock shall be accepted as payment in an amount equal to the then fair market value of the surrendered shares.

9.           Nontransferability of Options
Each Option granted under the Plan to any person shall by its terms not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

10.           Rights as a Stockholder
An Optionee shall have no rights as a stockholder with respect to any shares covered by his Options until he shall have become the holder of record of such shares, and no adjustment shall be made, except adjustments pursuant to Section 11 hereof, for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record dates is prior to the date on which he shall have become the holder of record thereof.

11.           Effect of Change in Stock Subject to the Plan
If there is any change in the shares of Common Stock of the Company through the declaration of stock dividends or through recapitalizations resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of shares available for Options, the exercise price of outstanding Options, and the number of shares subject to any Option shall be appropriately adjusted by the Board, and in its discretion, in such cases, fractional parts of shares may be disregarded.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding, (i) subject to the provisions of clauses (iii) and (iv) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board may waive any discretionary limitations imposed pursuant to section 8 hereof so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding Options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that the notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full (without regard to any discretionary limitations imposed pursuant to Section 8 hereof) during a 30-day period preceding the effective date of such merger, consolidation or sale; or (iv) all outstanding options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option but only to the extent exercisable in accordance with any discretionary limitations imposed pursuant to Section 8 prior to the effective date of such merger, consolidation, liquidation or sale.

12.           Grant of Options in Connection With Certain Acquisitions
The Board may grant Options under the Plan in substitution for incentive stock options or non-qualified stock options granted under plans of other employers, if such grant occurs in connection with a corporate merger, consolidation, separation, reorganization, or liquidation to which the Company or any of its subsidiaries is a party, or by reason of the acquisition of property or stock of another corporation by the Company or any of its subsidiaries, provided that such transaction is a transaction to which Section 424(a) of the Code applies.  The Board may impose such terms and conditions upon the grant of any incentive stock option under this Section 12 as are necessary to ensure that the substitution will qualify under Section 424(a) of the Code and will not constitute a modification of the Option under Section 424(h) of the Code, even though any such term or condition would otherwise be inconsistent with the provisions of this Plan.  Options granted under the provisions of this Section 12 may be granted at a price less than the fair market value of the Common Stock on the date such Option is granted so long as the ratio of the option price to the fair market value of the common stock is no more favorable to the optionee than the ratio of the option price to the fair market value of the stock subject to the old option immediately before such substitution.  Except as otherwise specifically provided in the agreement setting forth the terms and conditions of such an option, the provisions of this plan shall govern any options granted under this Section 12.  Nothing in this Section 12 shall be deemed to authorize the grant of Options under the Plan for a number of shares in excess of the number set forth in Section 3 or to limit in any way the authority of the Board to grant substituted options in connection with such transactions other than under the Plan.

13.           Restricted Stock
Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a “Restricted Stock Agreement”) in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with such other terms and conditions as the Board, in its discretion, shall establish.  The Board shall determine the number of shares of Common Stock to be issued to an eligible grantee pursuant to the grant of Restricted Stock and the extent to which payment of the purchase price may be made in cash, by personal promissory note, by other consideration, or by a combination thereof.  To the extent payment of the purchase price is made by a personal promissory note, payment of the promissory note shall be secured by and entitled to the benefits of a first priority pledge of the shares of Restricted Stock to the extent that payment for such Restricted Stock is evidenced by such promissory note.

14.           Use of Proceeds
The proceeds received by the Company from the sale of stock pursuant to the Plan may be used for general corporate purposes.

15.           Amendment and Discontinuance
The Board may from time to time alter or suspend and at any time discontinue the Plan.  However, no action of the Board may, without the approval of the stockholders, increase the maximum number of shares to be offered for sale under the Plan in the aggregate (other than according to the terms of Section 11 above), modify the provisions of Section 4 hereof regarding eligibility, reduce the purchase price at which shares may be offered pursuant to Options (other than according to the terms of Section 11), extend the expiration date of the Plan or otherwise materially increase the benefits to participants under the Plan; nor may any action of the Board or the stockholders alter or impair the rights of an Optionee or purchaser of Restricted Stock under any outstanding Option or share of Restricted Stock previously granted under the Plan, without the consent of the holder of the Option or Restricted Stock.

16.           Withholding of Additional Income Taxes
The Company, in accordance with the Code, may, upon exercise of a non-qualified stock option or the purchase of common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in Section 17 below) require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person’s gross income.

17.           Notice to Company of Disqualifying Disposition
Each employee who receives incentive stock options shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an incentive stock option (a “Disqualifying Disposition”).  Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the incentive stock option under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such incentive stock option.  If the employee had died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

18.           Effective Date and Termination Date
The Plan and any amendment hereto requiring stockholder approval shall become effective upon the date of its adoption by the Board, subject, however to approval by the stockholders of the Company within twelve months of such date.  The Plan shall remain in effect until terminated by the Board, but no later than ten years after the date the Plan is initially adopted by the Board, or is approved by the shareholders, whichever first occurs.

The 2003 Stock Purchase and Option Plan was initially adopted by the Board of Directors of PHC, Inc. on September 22, 2003 and approved by the stockholders of PHC, Inc. on December 30, 2003 for the issuance of 1,300,000 shares.  The number of shares available for issuance under the plan was increased from 1,300,000 to 1,900,000 on December 19, 2007 and from 1,900,000 to 2,400,000 on December 16, 2010 by PHC Stockholder approval.

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